Exhibit 21


               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION

                          STATEMENT AS TO SUBSIDIARIES
                                 August 29, 2003



         Direct Casket Delivery and Distribution Corporation does not have any subsidiaries.